Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

Abdelia Comercial Ltda., Brazil
Bacraft Industria de Papel Ltda., Brazil
Badgers LLC, Delaware
Badgers II LLC, Delaware
Beco, Inc., Wisconsin
Colombiana Kimberly Colpapel S.A., Colombia
Delaware Overseas Finance, Inc., Wisconsin
Durafab, LLC, Wisconsin
Excell Paper Sales Company, Pennsylvania
Gerinconfort Industria e Comercio de Productos Higienicos Ltda., Brazil
Harquahala Mountain Farms, LLC, Arizona
Hoosiers LLC, Delaware
Housing Horizons, LLC, Texas
I-Flow, LLC, Delaware
Jackson Products, Inc., Wisconsin
K-C Advertising, Inc., Wisconsin
K-C AFC Manufacturing, S. de R.L. de C. V., Mexico
K-C Antioquia Global Ltda., Colombia
K-C Equipment Finance LP, United Kingdom
K-C Guernsey I Limited, Isle of Guernsey
K-C Guernsey II Limited, Isle of Guernsey
K-C (Hong Kong II) Limited, Hong Kong
K.C.S.A. Holdings (Pty) Limited, South Africa
Kalayaan Land Corporation, Philippines
KCA Super Pty Limited, Australia
KCSSA East Africa Limited, Kenya
KCSSA West Africa Limited, Nigeria
Kimberly Bolivia S.A., Bolivia
Kimberly Clark MEA DMCC, Dubai
Kimberly-Clark (China) Company Ltd, China
Kimberly-Clark (Cyprus) Limited, Cyprus
Kimberly-Clark (Hong Kong) Limited, Hong Kong
Kimberly-Clark (Nanjing) Care Products Co. Ltd., China
Kimberly-Clark (Nanjing) Personal Hygienic Products Company Limited, China
Kimberly-Clark (Tianjin) Care Products Co., Ltd., China
Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago
Kimberly-Clark (Wuxi) Equipment Technology Co., Ltd., China
Kimberly-Clark Amsterdam Holdings, B.V., Netherlands
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd, Singapore
Kimberly-Clark Asia Pacific Headquarters Pte Ltd, Singapore
Kimberly-Clark Asia Pacific Pte. Ltd, Singapore

Kimberly-Clark Atlantic Holding Limited, United Kingdom
Kimberly-Clark Australia Holdings Pty Limited, Australia
Kimberly-Clark Australia Pty. Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark BV, Belgium
Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain
Kimberly-Clark Brasil Holdings Limitada, Brazil
Kimberly-Clark Brasil Industria e Comercio de Produtos de Higiene Ltda, Brazil
Kimberly-Clark Brazil Holdings, LLC, Delaware
Kimberly-Clark Canada International Holdings Inc., Canada
Kimberly-Clark Cayman Islands Company, Cayman Islands
* Kimberly-Clark Central American Holdings, S.A., Panama
Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Colombia Holding Limitada, Colombia
Kimberly-Clark Commercial, Inc., Wisconsin
* Kimberly-Clark Costa Rica Limitada, Costa Rica
* Kimberly-Clark de Centro America, Limitada de Capital Variable, El Salvador
* Kimberly-Clark de Honduras, S.de R.L. de C.V., Honduras
Kimberly-Clark Dominican Republic S.A., Dominican Republic
Kimberly-Clark Dominican Services SRL, Dominican Republic
Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dutch Holdings B.V., Netherlands
Kimberly-Clark Ecuador S.A., Ecuador
Kimberly-Clark Ede Holdings B.V., Netherlands
Kimberly-Clark EMEA GBS Services Spolka Z Ograniczona Odpowiedzialnoscia, Poland
Kimberly-Clark EMEA Holdings Ltd., United Kingdom
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Finance Limited, United Kingdom
Kimberly-Clark Financial Services, Inc., Tennessee
Kimberly-Clark Germany Holding GmbH, Germany
Kimberly-Clark Global Sales, LLC, Wisconsin
Kimberly-Clark GmbH, Austria
Kimberly-Clark GmbH, Germany
* Kimberly-Clark Guatemala, Limitada, Guatemala
Kimberly-Clark Hellas EPE, Greece
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holding srl, Italy
Kimberly-Clark Holland Holdings B.V., Netherlands
Kimberly-Clark Hygiene Products Private Limited, India
Kimberly-Clark Inc., Canada
Kimberly-Clark India Private Limited, India
Kimberly-Clark Integrated Services Corporation, Wisconsin
Kimberly-Clark Intercontinental Holding Ltd., United Kingdom
Kimberly-Clark International Holding Limited, United Kingdom
Kimberly-Clark International, S.A., Panama
Kimberly-Clark International Services Corporation, Wisconsin
Kimberly-Clark Investment, Inc., Nevada

Kimberly-Clark Israel Ltd, Israel
Kimberly-Clark Israel Marketing Ltd., Israel
Kimberly-Clark Japan Godo Kaisha, Japan
Kimberly-Clark Kazakhstan Limited Liability Partnership, Kazakhstan
Kimberly-Clark Latin America Investments, Inc., Wisconsin
Kimberly-Clark Latin America, Inc., Wisconsin
Kimberly-Clark LDA, Portugal
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg Finance S.à r.l., Luxembourg
Kimberly-Clark Luxembourg Financial Holdings S.a.r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.à r.l., Luxembourg
Kimberly-Clark Luxembourg International S.a.r.L., Luxembourg
Kimberly-Clark Luxembourg S.à r.l., Luxembourg
Kimberly-Clark Maghreb SARL, Morocco
Kimberly-Clark Magyarorszag Kft., Hungary
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark Netherlands Holdings B.V., Netherlands
* Kimberly-Clark Nicaragua & Compania Limitada, Nicaragua
* Kimberly-Clark Nicaragua Services & Compania Limitada, Nicaragua
Kimberly-Clark Noordzee Coöperatief U.A., Netherlands
Kimberly-Clark North Asia (HK) Limited, Hong Kong
Kimberly-Clark of South Africa (Pty) Ltd., South Africa
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Paper (Shanghai) Co. Ltd, China
Kimberly-Clark Paraguay, S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pennsylvania, LLC, Wisconsin
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, China
Kimberly-Clark Peru S.R.L., Peru
Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Polska Sp. Z.o.o., Poland
Kimberly-Clark Products (M) Sdn. Bhd., Malaysia
Kimberly-Clark Produtos Para Saude Limitada, Brazil
Kimberly-Clark Regional Services (M) Sdn. Bhd., Malaysia
Kimberly-Clark SAS, France
Kimberly-Clark S.L.U., Spain
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark Services Asia-Pacific Pty Limited, Australia
Kimberly-Clark Services, Inc., Wisconsin
Kimberly-Clark Singapore Intercontinental Pte. Ltd., Singapore
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Southeast Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa
Kimberly-Clark Switzerland GmbH, Switzerland
Kimberly-Clark Taiwan, Cayman Islands

Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia
* Kimberly-Clark Trading and Services Limitada, Costa Rica
Kimberly-Clark Kereskedelmi Kft., Hungary
Kimberly-Clark Treasury Australia Pty Limited, Australia
Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.S., Turkey
Kimberly-Clark Tulip Holdings, B.V., Netherlands
Kimberly-Clark U.K. Operations Limited, United Kingdom
Kimberly-Clark Uruguay S.A., Uruguay
Kimberly-Clark USA, LLC, Wisconsin
Kimberly-Clark Utrecht Holdings B.V., Netherlands
Kimberly-Clark Ventures, LLC, Delaware
Kimberly-Clark Vietnam Holdings Pte. Ltd., Singapore
Kimberly-Clark Vietnam Ltd., Vietnam
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan
Kimberly-Clark Worldwide, Inc., Wisconsin
KS & J Industria e Comercio Limitada, Brazil
Lava Products Limited, Hong Kong
Limited Liability Company Kimberly-Clark, Russia
Limited Liability Company with Foreign Investment ‘Kimberly-Clark Ukraine’, Ukraine
Mimo S.A., Argentina
Minnetonka Overseas Investments Limited, Cayman Islands
Papeles del Cauca S.A., Colombia
* P.T. Karya Pratama Nusantara Raya, Indonesia
* P.T. Kimberly-Clark Indonesia, Indonesia
P.T. Maju Andalan, Indonesia
P.T. Softex Indonesia, Indonesia
Ridgeway Insurance Company Limited, Bermuda
SK Corporation, Taiwan
Softex Holdings Limited, Hong Kong
Softex International Limited, Hong Kong
Taiwan Scott Paper Corporation, Taiwan
Technology Systems S.A., Argentina
Three Rivers Timber Company, Washington
* VOID Technologies Limited, United Kingdom
* Yuhan-Kimberly Limited, South Korea

* Indicates a company that is not wholly owned directly or indirectly by the Corporation.

We have additional subsidiaries that, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.